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Robert O. Sheppard                               Lincoln Financial Group
Corporate Counsel                                Lincoln Life & Annuity
                                                 Company of New York


                                                 120 Madison Street, Suite 1700
                                                 Syracuse, NY 13202-2802
                                                 Telephone: (315) 428 8420
                                                 Facsimile: (315) 428 8419

                                                 February 23, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: LLANY Separate Account M for Flexible Premium Variable Life Insurance Lincoln Life & Annuity Company of New York
     Post-Effective Amendment No. 1: 333-42507

Dear Sirs:

As Corporate Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 1 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

                                                 Very truly yours,

                                                 /s/ Robert O. Sheppard

                                                 Robert O. Sheppard
                                                 Corporate Counsel